UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania 18103
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 965-2222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 26, 2007, Penn Treaty American Corporation (the “Company”) and Stephen La Pierre entered into a Change of Control Employment Agreement (the “Agreement”). The parties entered into the Agreement to assure that Mr. La Pierre will continue to provide dedicated service to the Company in the event of the possibility, threat or occurrence of a change of control of the Company.

Under the Agreement, in the event of a change of control, the Company will continue to employ Mr. La Pierre for the period beginning upon such change of control event and ending one year later, with automatic one-year renewals unless prior notice of termination is given (the “Employment Period”). During the Employment Period, Mr. La Pierre’s position, authority, duties and responsibilities shall be comparable with his most significant authority, duties and responsibilities in the 90-day period immediately preceding the Employment Period. During the Employment Period, the Company will also pay Mr. La Pierre a base salary at least equal to the highest base salary paid to Mr. La Pierre by the Company during the twelve-month period immediately preceding the Employment Period, subject to increases by the Company’s Board of Directors from time to time. In addition, Mr. La Pierre will be entitled to bonuses, incentive awards, welfare benefits and fringe and other benefits during the Employment Period. Prior to a triggering change of control event, however, the employment of Mr. La Pierre may be terminated by either Mr. La Pierre or the Company at any time. If such termination of employment occurs, Mr. La Pierre’s rights under the Agreement will also terminate.

For the purposes of the Agreement, the following are change of control events: (i) the acquisition of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities by any person, entity or group; (ii) the change in the composition of the Company’s Board of Directors so that the individuals who currently serve on the Board of Directors cease to constitute at least a majority of the Board of Directors or (iii) the approval by the Company’s shareholders of a reorganization, merger or consolidation, if the shareholders do not own more than 50% of the combined voting power of the Company’s outstanding voting securities following such event, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit	Description
10.1	Change of Control Employment Agreement between Penn Treaty American Corporation and Stephen La Pierre, dated as of November 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

November 30, 2007	By: /s/ Mark Cloutier
Name:	Mark Cloutier
Title:	Executive Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description

10.1	Change of Control Employment Agreement between Penn Treaty American Corporation and Stephen La Pierre, dated as of November 12, 2007.

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